Exhibit 10.1

Execution Version

INCREMENTAL AMENDMENT NO. 1, dated as of June 10, 2014 (this “Amendment”), to the CREDIT AGREEMENT dated as of December 19, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among POLYMER GROUP, INC., a Delaware corporation (the “Borrower”), SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), CITICORP NORTH AMERICA, INC., as administrative agent (the “Administrative Agent”), the other agents listed therein and each lender from time to time party thereto (collectively, the “Lenders”).

WHEREAS, the Borrower has hereby notified the Administrative Agent, that it is requesting the establishment of an additional tranche of term loans pursuant to Section 2.14 of the Credit Agreement;

WHEREAS, pursuant to Section 2.14(a) of the Credit Agreement, the Borrower may obtain Incremental Commitments in respect of a Loan Increase by, among other things, entering into one or more Incremental Amendments in accordance with the terms and conditions of the Credit Agreement;

WHEREAS, the Borrower has requested that (a) (i) the Person set forth on Schedule I hereto (the “Amendment No. 1 Effective Date Incremental Lender”) make Incremental Loans to the Borrower on the Amendment No. 1 Effective Date (as defined below) in the aggregate principal amount of $310,000,000 (the “Amendment No. 1 Effective Date Incremental Loans”) and (ii) the Person set forth on Schedule II hereto (together with any successor or permitted assigns, each an “Amendment No. 1 Delayed Draw Incremental Lender” and, collectively, the “Amendment No. 1 Delayed Draw Incremental Lenders,” and together with the Amendment No. 1 Effective Date Incremental Lender, the “Amendment No. 1 Incremental Lenders”) make Incremental Loans to the Borrower on each Delayed Draw Funding Date (as defined below) in the aggregate principal amount not to exceed $105,000,000 (the “Amendment No. 1 Delayed Draw Incremental Loans” and together with the Amendment No. 1 Effective Date Incremental Loans, the “Amendment No. 1 Incremental Loans”), which (A) in the case of the Amendment No. 1 Effective Date Incremental Loans, will be used by the Borrower (i) to acquire (the “Acquisition”) approximately 71.25% of the outstanding shares of capital stock of Companhia Providência Indústria e Comèrcio (the “Target”) pursuant to a stock purchase agreement entered into in connection therewith on January 27, 2014 (the “Acquisition Agreement”) and to launch a public tender offer to acquire all of the remaining shares of capital stock of the Target owned by shareholders other than the Sellers (as defined in the Acquisition Agreement), (ii) to repay certain indebtedness of the Target and its subsidiaries in existence prior to the Acquisition (the “Indebtedness to be Paid”) and (iii) to pay the costs and expenses of the transactions described in this paragraph (together with the transactions related thereto, collectively, the “Transactions”) and (B) in the case of the Amendment No. 1 Delayed Draw Incremental Loans, will be used by the Borrower (i) to repay indebtedness of the Target and its subsidiaries and/or to repay up to approximately $56,000,000 aggregate principal amount of existing secured indebtedness or, in each case, to the extent an equivalent amount of such indebtedness has been paid with cash on hand at the Borrower, for working capital purposes and (ii) with respect to up to $2,000,000 thereof, for general corporate purposes (clauses (i) and (ii), collectively, a “Permitted Delayed Draw Funding Use”) and (b) after giving effect to the funding of the Amendment No. 1 Effective Date Incremental Loans, the Credit Agreement be amended as set forth herein;

WHEREAS, on the terms and conditions set forth herein, the Amendment No. 1 Effective Date Incremental Lender is willing to make the Amendment No. 1 Effective Date Incremental Loans to the Borrower on the Amendment No. 1 Effective Date; and

WHEREAS, on the terms and conditions set forth herein, the Amendment No. 1 Delayed Draw Incremental Lenders are willing to make Amendment No. 1 Delayed Draw Incremental Loans to the Borrower on each Delayed Draw Funding Date; and

WHEREAS, Citigroup Global Markets Inc., Barclays Bank PLC, RBC Capital Markets1 and HSBC Securities (USA) Inc. (collectively, the “Lead Arrangers”) will act as joint lead arrangers and joint bookrunners for the Amendment No. 1 Incremental Loans.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by this Amendment). The provisions of Section 1.02 of the Credit Agreement are hereby incorporated reference herein, mutatis mutandis.

SECTION 2. Amendment No. 1 Incremental Loans.

(a) Subject to the terms and conditions set forth herein, the Amendment No. 1 Effective Date Incremental Lender agrees to make Amendment No. 1 Effective Date Incremental Loans to the Borrower on the Amendment No. 1 Effective Date in the amount set forth opposite such Amendment No. 1 Incremental Lender’s name on Schedule I hereto (the “Amendment No. 1 Effective Date Incremental Commitments”) after which such commitment shall terminate immediately and without further action on the Amendment No. 1 Effective Date. The aggregate amount of the Amendment No. 1 Effective Date Incremental Commitments on the Amendment No. 1 Effective Date is $310,000,000.

(b) (i) Subject to the terms and conditions set forth herein, each Amendment No. 1 Delayed Draw Incremental Lender agrees, severally and not jointly, prior to the Delayed Draw Commitment Termination Date, to make Amendment No. 1 Delayed Draw Incremental Loans to the Borrower on each Delayed Draw Funding Date in an amount equal to its Applicable Percentage (as defined below) of the Amendment No. 1 Delayed Draw Incremental Loans to be funded on such Delayed Draw Funding Date, but in any event not to exceed such Amendment No. 1 Delayed Draw Incremental Lender’s then remaining Amendment No. 1 Delayed Draw Incremental Commitments (as defined below). The amount of each Amendment No. 1 Delayed Draw Incremental Lender’s commitment in respect of Amendment No. 1 Delayed Draw Incremental Loans (the “Amendment No. 1 Delayed Draw Incremental Commitments” and together with the Amendment No. 1 Effective Date Incremental Commitments, the “Amendment No. 1 Incremental Commitments”) is set forth opposite such Amendment No. 1 Delayed Draw Incremental Lender’s name on Schedule II hereto (as such Schedule may be updated from time to time in connection with assignments of Amendment No. 1 Delayed Draw Incremental Commitments in accordance with the terms of the Credit Agreement following the Amendment No. 1 Effective Date). The Amendment No. 1 Delayed Draw Incremental Commitment of each Amendment No. 1 Delayed Draw Incremental Lender shall terminate on the earlier of (i) the first date on which the remaining unfunded Amendment No. 1 Delayed Draw Incremental Commitments is $0 and (ii) December 31, 2014 (the “Delayed Draw Commitment Termination Date”). Each funding of Amendment No. 1 Delayed Draw Incremental Loans shall reduce the Amendment No. 1 Delayed Draw Incremental Commitment of each funding Amendment No. 1 Delayed Draw Incremental

[1]	RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada and its affiliates.

Lender by an equal amount and amounts repaid or prepaid in respect of Amendment No. 1 Delayed Draw Incremental Loans may not be reborrowed. The aggregate amount of the Amendment No. 1 Delayed Draw Incremental Commitments on the Amendment No. 1 Effective Date is $105,000,000. As used herein, “Applicable Percentage” means, with respect to each Amendment No. 1 Delayed Draw Incremental Lender at any time a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the amount of the Amendment No. 1 Delayed Draw Incremental Commitments of such Amendment No. 1 Delayed Draw Incremental Lender at such time and the denominator of which is the amount of the aggregate Amendment No. 1 Delayed Draw Incremental Commitments at such time.

(ii) Upon at least three Business Days’ prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Amendment No. 1 Delayed Draw Incremental Commitments, provided that each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 (or, if less, the entire remaining amount of such commitments).

(iii) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Amendment No. 1 Delayed Draw Incremental Lender, a commitment fee (the “Commitment Fee”) computed at the Commitment Fee Rate (as defined below) on the average daily amount of the unutilized Amendment No. 1 Delayed Draw Incremental Commitments of such Amendment No. 1 Delayed Draw Incremental Lender during the period for which payment is made, payable in full on each Delayed Draw Funding Date, if applicable, and on the Delayed Draw Commitment Termination Date. “Commitment Fee Rate” shall mean (i) for the first 30 calendar days after the Amendment No. 1 Effective Date, 0% per annum, (ii) from the 31st calendar day after the Amendment No. 1 Effective Date and until the 60th calendar day following the Amendment No. 1 Effective Date, a rate per annum equal to one-half of the Applicable Rate applicable to the Eurocurrency Rate Loans under the Credit Agreement and (iii) thereafter, a rate per annum equal to the Applicable Rate applicable to the Eurocurrency Rate Loans under the Credit Agreement.

(iv) The obligation of each Amendment No. 1 Delayed Draw Incremental Lender to make Amendment No. 1 Delayed Draw Incremental Loans on any applicable funding date (each a “Delayed Draw Funding Date”) is subject to the satisfaction of the following conditions:

(A) At the time of and immediately after giving effect to the borrowing of the Amendment No. 1 Delayed Draw Incremental Loans on each Delayed Draw Funding Date, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of such Delayed Draw Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (provided that the solvency representation will be deemed to have been on such Delayed Draw Funding Date after giving effect to the borrowing of Amendment No. 1 Delayed Draw Incremental Loans and the application of proceeds therefrom);

(B) At the time of and immediately after giving effect to the borrowing of Amendment No. 1 Delayed Draw Incremental Loans on such Delayed Draw Funding Date, no Event of Default shall have occurred and be continuing or would exist after giving effect to such borrowing of Amendment No. 1 Delayed Draw Incremental Loans or from the application of the proceeds therefrom;

(C) Each of the conditions set forth in Section 2.14 of the Credit Agreement shall be satisfied, and, on each Delayed Draw Funding Date, the Administrative Agent shall have received a certificate, dated as of such date and signed by a Responsible Officer of the Borrower, certifying as to this clause, Section 2(b)(iv)(A) and Section 2(b)(iv)(B);

(D) The Administrative Agent shall have received a Committed Loan Notice with respect to each Amendment No. 1 Delayed Draw Incremental Loan setting forth the information specified in Section 2.02 of the Credit Agreement. No more than six borrowings on the Amendment No. 1 Delayed Draw Incremental Loans may be made and each funding shall be a minimum principal amount of $10,000,000 or such lesser amount as represents the entire remaining unfunded Amendment No. 1 Delayed Draw Incremental Commitments;

(E) The Administrative Agent shall have received payment of all fees due and payable on or prior to each Delayed Draw Funding Date (including the Commitment Fee, if applicable) and reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document on such Delayed Draw Funding Date; and

(F) The proceeds of the Amendment No. 1 Delayed Draw Incremental Loans shall be used by the Borrower solely for a Permitted Delayed Draw Funding Use.

(c) This Amendment constitutes an “Incremental Amendment” with respect to the establishment of the Amendment No. 1 Incremental Commitments as “Incremental Commitments” and the Amendment No. 1 Incremental Loans as “Incremental Loans”. Each Amendment No. 1 Incremental Loan constitutes an “Incremental Loan” incurred in accordance with Section 2.14(d)(v)(C) of the Credit Agreement. For the avoidance of doubt, the Amendment No. 1 Effective Date Incremental Loans and, once funded, the Amendment No. 1 Delayed Draw Incremental Loans constitute a single “Class” and a “Facility” and shall be treated as the same Class and Facility as the Initial Loans and shall have the same terms and be assigned the same CUSIP as the Initial Loans. Pursuant to Section 2.14(b) of the Credit Agreement, the Amendment No. 1 Incremental Loans shall be Loans for all purposes under the Credit Agreement and each other Loan Document and shall have terms identical to the Initial Loans outstanding under the Credit Agreement immediately prior to the date hereof (the “Existing Loans” and, together with the Amendment No. 1 Incremental Loans, the “Loans”), which shall include among other things the following terms:

(i) Maturity Date. The Amendment No. 1 Incremental Loans will mature on the Maturity Date.

(ii) Amortization. Section 2.07 of the Credit Agreement shall be deemed amended to reflect that the Borrower shall repay to the Administrative Agent for the ratable account of each Amendment No. 1 Incremental Lender, (x) (i) in the case of the Amendment No. 1 Effective Date Incremental Loans, on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2014, an aggregate principal amount equal to 0.25062656642% of the aggregate principal amount of all Amendment No. 1 Effective Date Incremental Loans on the Amendment No. 1 Effective Date and (ii) in the case of the Amendment No. 1 Delayed Draw Incremental Loans, on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the applicable Delayed Draw Funding Date in respect of such Amendment No. 1 Delayed Draw Incremental Loans, the Applicable Amortization Percentage of the aggregate principal amount of Amendment No. 1 Delayed Draw Incremental Loans funded on such Delayed Draw Funding Date and (y) on the Maturity Date for the Amendment No. 1 Incremental Loans, the aggregate principal amount of all Amendment No. 1 Incremental Loans outstanding on such date; provided that payments required by clauses (x)(i) and (x)(ii) above shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 of the Credit Agreement. For the avoidance of doubt, as of the Amendment No. 1 Effective Date (and without giving effect to the funding of any Amendment No. 1 Delayed Draw Incremental Loans), the quarterly amortization payment to be shared by all Lenders in respect of Initial Loans and Amendment No. 1 Effective Date Incremental Loans shall be in the aggregate amount of $1,514,442.36 (representing $737,500 in respect of the Initial Loans and $776,942.36 in respect of the Amendment No. 1 Effective Date Incremental Loans) subject to reduction as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 of the Credit Agreement.

As used herein the “Applicable Amortization Percentage” means with respect to Amendment No. 1 Delayed Draw Incremental Loans funded on a given Delayed Draw Funding Date, the percentage of such Amendment No. 1 Delayed Draw Incremental Loans obtained by dividing (x) the dollar amount of the required scheduled amortization payment for the first scheduled amortization date occurring following such Delayed Draw Funding Date (ignoring for such purposes any prepayments which may have reduced or eliminated the scheduled amortization requirement for such date) in respect of the then outstanding principal amount of Initial Loans, Amendment No. 1 Effective Date Incremental Loans and previously funded Amendment No. 1 Delayed Draw Incremental Loans determined immediately preceding such Delayed Draw Funding Date by (y) the then outstanding principal amount of Initial Loans, Amendment No. 1 Effective Date Incremental Loans and previously funded Amendment No. 1 Delayed Draw Incremental Loans immediately preceding such Delayed Draw Funding Date. The Administrative Agent is hereby authorized to make adjustments to the amount of amortization payments applicable to Amendment No. 1 Incremental Loans in order to retain the fungibility of such loans with the Initial Loans as contemplated hereby.

(iii) Initial Interest Rates and Interest Periods. The Amendment No. 1 Effective Date Incremental Loans shall bear interest as provided for in the Credit Agreement in respect of Initial Loans. From the date of each applicable Delayed Draw Funding Date, the Amendment No. 1 Delayed Draw Incremental Loans funding on such Delayed Draw Funding Date shall bear interest as provided for in the Credit Agreement in respect of Initial Loans. The Borrower and the Amendment No. 1 Incremental Lenders hereby agree that all Amendment No. 1 Incremental Loans incurred pursuant to this Amendment will be allocated ratably to each outstanding borrowing of Loans that are Eurocurrency Rate Loans or Base Rate Loans under the Credit Agreement for purposes of determining the initial interest rate thereon and Interest Period therefor.

(iv) Credit Agreement Governs. The Amendment No. 1 Incremental Loans shall have identical terms as the Initial Loans and Initial Loan Commitments (including, without limitation, for purposes of (i) the defined terms Applicable Rate, Base Rate, Eurocurrency Rate, Maturity Date, Pro Rata Share, Repricing Transaction and Required Lenders and (ii) Sections 2.05(a)(iv) (as amended herein), 3.04(b), 3.07, the introductory sentence to Article VI, Section 8.02(i), 10.04(f) and 10.06(b)) of the Credit Agreement and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, of the Credit Agreement and the other Loan Documents, (I) each reference to a “Loan” or “Loans” in the Credit Agreement shall be deemed to include the Amendment No. 1 Incremental Loans and other related terms will have correlative meanings mutatis mutandis and (II) the reference to “Initial Loan Commitments” in (A) the definition of “Required Lenders”, (B) in the preamble to Article VI and (C) Section 8.02(i), in each case, shall be deemed to also be a reference to the “Amendment No. 1 Delayed Draw Incremental Commitments”.

(v) Repricing Transaction. For the benefit of all the Lenders, Section 2.05(a)(iv) of the Credit Agreement is hereby amended by replacing each instance of “Closing Date” with “Amendment No. 1 Effective Date”.

(d) The proceeds of the Amendment No. 1 Effective Date Incremental Loans shall be used by the Borrower solely to (i) pay consideration for the Acquisition, (ii) repay the Indebtedness to be Paid and (iii) to pay the costs and expenses related to Transactions. The Borrower shall not and shall not permit any of its Restricted Subsidiaries to use the proceeds of the Amendment No. 1 Incremental Loans, whether directly or indirectly, (x) in violation of Section 5.13(a) of the Credit Agreement, (y) with respect to proceeds of Amendment No. 1 Effective Date Incremental Loans, for purposes other than those listed in the first sentence of this Section 2(d) or (z) with respect to proceeds of Amendment No. 1 Delayed Draw Incremental Loans, for purposes other than those listed in Section 2(b)(iv)(F) above.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings, the Borrower and each other Loan Party represent and warrant to each of the Amendment No. 1 Incremental Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Amendment and the Transactions on the Amendment No. 1 Effective Date: (a) each Loan Party and each of its Restricted Subsidiaries is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent, (c) the Specified Representations and the Specified Acquisition Agreement Representations (as defined below) are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties are expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date and (d) no Event of Default under Section 8.01(a) or (f) of the Credit Agreement has occurred and is continuing or would exist or result from the consummation of the Transactions, including the borrowing of the Amendment No. 1 Effective Date Incremental Loans or the application of proceeds thereof. “Specified Acquisition Agreement Representations” means such of the representations and warranties relating to the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent the Borrower or its affiliates have the right to terminate their obligations under the Acquisition Agreement as a result of a breach of such representations and warranties.

SECTION 4. Notices. The parties hereto hereby agree that this Amendment shall constitute the notice with respect to the establishment of Incremental Commitments required pursuant to Section 2.14(a) of the Credit Agreement, and the Administrative Agent and the Amendment No. 1 Incremental Lenders hereby waive compliance with the requirements with respect to the date on which such notice was required to be delivered pursuant thereto.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Borrower, (iii) each Subsidiary Guarantor, (iv) each Amendment No. 1 Incremental Lender and (v) the Administrative Agent;

(b) the Administrative Agent shall have received (i) such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Amendment, the borrowing of the Amendment No. 1 Incremental Loans and the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and (ii) a Solvency Certificate substantially in the form of Exhibit A hereto attesting to the Solvency of the Borrower and its Restricted Subsidiaries, on a consolidated basis, on the Amendment No. 1 Effective Date after giving effect to the Transactions as if the Transactions were consummated on the Amendment No. 1 Effective Date, from a financial officer of the Borrower;

(c) the Administrative Agent shall have received a customary legal opinion, dated as of the Amendment No. 1 Effective Date and addressed to the Administrative Agent and the Lenders from each of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, and Nexsen Pruet, LLC, South Carolina counsel to Fiberweb, Inc.;

(d) The Administrative Agent shall have received a Committed Loan Notice with respect to the Amendment No. 1 Effective Date Incremental Loans setting forth the information specified in Section 2.02 of the Credit Agreement;

(e) Each of the (i) conditions set forth in Sections 2.14 and 4.02 of the Credit Agreement shall be satisfied, and (ii) the representations and warranties in Section 3 hereof shall be true and correct in all material respects as of the date hereof, and the Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Responsible Officer of the Borrower, certifying as to the foregoing clauses (i) and (ii);

(f) The Acquisition shall have been consummated, or shall be consummated substantially simultaneously with the initial borrowing of the Amendment No. 1 Effective Date Incremental Loans, in accordance with the terms of the Acquisition Agreement. The Acquisition Agreement as in effect on the date hereof shall not have been amended or waived in any material respect by the Borrower (or its affiliates) in a manner materially adverse to the Lead Arrangers or the Lenders (in their capacity as such) without the consent of the Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided that (i) any reduction in purchase price for the Acquisition shall not be deemed to be materially adverse to Lenders and (ii) any increase in the purchase price for the Acquisition shall not be deemed to be materially adverse to the Lenders so long as such increase is funded with the proceeds of common equity issued by Holdings (and if other than common equity, shall be on terms reasonably acceptable to the Lead Arrangers). Since December 31, 2012, there shall have been no Material Adverse Effect (as defined in the Acquisition Agreement, without giving effect to any amendments thereto) on the Target and its Subsidiaries (as defined in the Acquisition Agreement, without giving effect to any amendments thereto) taken as a whole;

(g) After giving effect to the Transactions, Holdings and its Subsidiaries shall have no outstanding indebtedness other than (a) the loans and other extensions of credit under the ABL Facility, (b) the Senior Secured Notes, (c) the Loans under the Credit Agreement (including this Amendment), (d) any senior unsecured notes and/or the senior unsecured bridge loans issued in connection with the Transactions, (e) ordinary course short term working capital facilities and ordinary course capital lease, purchase money and equipment financings and (f) any indebtedness remaining on and after the date of the Acquisition pursuant to the Acquisition Agreement;

(h) The Lead Arrangers shall have received unaudited consolidated balance sheets, income statements and statements of cash flows of the Target for each fiscal quarter ended at least 45 days before the Amendment No. 1 Effective Date prepared in accordance with International Financial Reporting Standards as issued by International Accounting Standards Board;

(i) The Lead Arrangers shall have received a pro forma consolidated statement of income of the Borrower for the most recently completed fiscal year and any interim period ended at least 45 days prior to the Amendment No. 1 Effective Date and a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Amendment No. 1 Effective Date, in each case prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements);

(j) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Amendment No. 1 Incremental Loans constitute “Additional Parity Debt” under, and as defined in, the Senior Secured Notes Indenture;

(k) Except as provided in Section 7 below, (i) all documents and instruments required to perfect the Collateral Agent’s security interests in the Collateral under the Loan Documents shall have been executed and delivered and, if applicable, be in proper form for filing and (ii) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a certificate signed by a Responsible Officer of the Borrower certifying that the Security Agreement, the Intercreditor Agreement and the Collateral Agency Agreement shall each be in full force and effect, that the Borrower has taken all actions required by it under the Security Agreement, the Intercreditor Agreement and the Collateral Agency Agreement for the Loan Obligations to constitute “Secured Obligations” under and as defined in the Security Agreement, “Additional Noteholder Lien Debt Obligations” under and as defined in the Intercreditor Agreement, and “Additional Senior Secured Debt” under and as defined in the Collateral Agency Agreement and that the Collateral Agent on behalf of the Senior Credit Parties will have a perfected security interest in the Collateral of the type and priority described in each Collateral Document and no additional actions or filings are required on the Amendment No. 1 Effective Date;

(l) The Administrative Agent shall have received at least three Business Days prior to the Amendment No. 1 Effective Date all documentation and other information required by regulatory authorities with respect to Holdings, the Borrower, the Subsidiary Guarantors and the Target under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, that has been reasonably requested by the Administrative Agent in writing at least ten Business Days in advance of the Amendment No. 1 Effective Date;

(m) The Administrative Agent shall have received payment of all fees due and payable on or prior to the Amendment No. 1 Effective Date to the extent invoiced at least three Business Days prior to the Amendment No. 1 Effective Date and reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document on the Amendment No. 1 Effective Date; and

(n) The Administrative Agent shall have received (x) a completed “life-of-loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (and with respect to any Mortgaged Property that is located within a special flood zone (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto and (z) evidence of insurance with respect to such Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent).

The parties agree that in the event that the Acquisition shall not have been consummated in accordance with the requirements of clause (f) above by 5:00 pm ET on June 11, 2014, then the Amendment No. 1 Effective Date shall not have occurred and the Borrower shall promptly, and in any event no later than 9:30 am ET on June 12, 2014 return to the Amendment No. 1 Effective Date Incremental Lender all amounts funded by it in respect of its Amendment No. 1 Effective Date Incremental Loans together with an amount equal to the interest rate that would have been borne on the Amendment No. 1 Effective Date Incremental Loans from the time of the funding thereof until the time such returned funds shall have been received by the Amendment No. 1 Effective Date Incremental Lender had such funds not been required to be so returned.

SECTION 6. Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, including the Amendment No. 1 Incremental Loans.

SECTION 7. Post-Closing Requirements. Within 90 days after the Amendment No. 1 Effective Date (or such later date as the Administrative Agent may agree in its discretion), the Borrower shall, or shall cause the applicable Loan Party to, enter into an amendment to the Mortgages encumbering the Mortgaged Properties, in form reasonably acceptable to the Administrative Agent and Collateral Agent, together, in each case, with opinions of counsel with respect thereto and date-down or modification endorsement, or other title product where such an endorsement is unavailable, to the title policy insuring such Mortgage.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 9. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.16 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 11. No Novation; Effect of this Amendment. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Amendment No. 1 Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of Holdings or the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Each Subsidiary Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendment to the Credit Agreement. This Amendment constitutes a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

POLYMER GROUP, INC., as Borrower

By:	/s/ Dennis Norman
Name:	Dennis Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1]

SCORPIO ACQUISITION CORPORATION, as Holdings

By:	/s/ Anjan Mukherjee
Name:	Anjan Mukherjee
Title:	President and Secretary

[Amendment No. 1]

SUBSIDIARY GUARANTORS:
Chicopee, Inc.
Dominion Textile (USA), L.L.C.
Fabrene, L.L.C.
PGI Europe, Inc.
PGI Polymer, Inc.
Fiberweb Holdings, Inc.
Fiberweb USA Holdings, Inc.
Fiberweb Industrial Textiles Corporation
Fiberweb, Inc.
Old Hickory Steamworks, LLC
Fiberweb Washougal, Inc.

By:	/s/ Dennis Norman
Name:	Dennis Norman
Title:	Chief Financial Officer

[Amendment No. 1]

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Thomas Cole
Name:	Thomas Cole
Title:	Vice President

CITICORP NORTH AMERICA, INC., as an Amendment No. 1 Incremental Lender

By:	/s/ Thomas Cole
Name:	Thomas Cole
Title:	Vice President

[Amendment No. 1]

SCHEDULE I

Amendment No. 1 Effective Date Incremental Commitments

Lender Name	Amendment No. 1 Incremental Commitment
Citicorp North America, Inc.	$310,000,000

TOTAL	$310,000,000

SCHEDULE II

Amendment No. 1 Delayed Draw Incremental Commitments

Lender Name	Amendment No. 1 Delayed Draw Incremental Commitment
Citicorp North America, Inc.	$105,000,000

TOTAL	$105,000,000

EXHIBIT A

FORM OF

SOLVENCY CERTIFICATE

June 10, 2014

This Solvency Certificate (this “Certificate”) is delivered pursuant to Section 5(b)(ii) of Incremental Amendment No. 1 (the “Amendment”), dated as of the date hereof, to the Credit Agreement, dated as of December 19, 2013, among Scorpio Acquisition Corporation, a Delaware corporation, Polymer Group, Inc., a Delaware corporation (the “Borrower”), Citicorp North America, Inc., as Administrative Agent and each Lender from time to time party thereto. Capitalized terms used but not defined herein have the meanings set forth in the Amendment.

I hereby certify, to the Lenders and the Agents, on behalf of the Borrower and its Restricted Subsidiaries (taken as a whole) that:

1. I am the duly qualified and acting Chief Financial Officer of the Borrower and, in such capacity, a senior financial officer with responsibility for the management of the financial affairs of the Borrower and the preparation of consolidated financial statements of the Borrower and its Subsidiaries. I acted on behalf of the Borrower in connection with the negotiation and execution of the Amendment and each of the other Loan Documents. In connection with the following certifications, I have reviewed the financial statements of the Borrower and its Subsidiaries.

2. I have carefully reviewed the contents of this Certificate, and I have made such investigations and inquiries as I have deemed to be necessary and prudent. I am providing this certificate solely in my capacity as an officer of the Borrower.

3. As of the date hereof and after giving effect to the Transactions, the fair value of the property (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Restricted Subsidiaries (taken as a whole) is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Restricted Subsidiaries (taken as a whole), it being understood that the amount of “contingent liabilities” at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4. As of the date hereof and after giving effect to the Transactions, the present fair salable value of the assets of the Borrower and its Restricted Subsidiaries (taken as a whole) is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries (taken as a whole) on their debts as they become absolute and matured.

5. As of the date hereof and after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries (taken as a whole) do not intend to, and do not believe they will, incur debts or liabilities beyond the ability of the Borrower and its Restricted Subsidiaries (taken as a whole) to pay such debts and liabilities as they mature.

6. As of the date hereof and after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries (taken as a whole) are not engaged in business or a transaction and are not about to engage in business or a transaction for which their property would constitute “an unreasonably small capital.”

[Signature Page Follows]

A-1

I represent the foregoing information is provided according to the best of my knowledge and belief and execute this Certificate as of the date set forth above.

POLYMER GROUP, INC.

By:
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature to Solvency Certificate]

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